UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 11, 2013

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.
(Exact name of registrant as specified in its charter)

BERMUDA	0-24796	98-0438382
(State or other jurisdiction of incorporation and organisation)	(Commission File Number)	(IRS Employer Identification No.)
O’Hara House, 3 Bermudiana Road Hamilton, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (441) 296-1431

Not applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 –	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

 (e)               On November 11, 2013, Mr. Michael Del Nin, co-Chief Executive Officer of Central European Media Enterprises Ltd. (the “Company”), entered into an employment agreement with the Company’s wholly owned subsidiary CME Media Services Limited (the “MDN Agreement”).  Mr. Del Nin’s appointment as the Company’s co-Chief Executive Officer was previously reported in the Current Report on Form 8-K filed by the Company on September 16, 2013.  Pursuant to the MDN Agreement, Mr. Del Nin is entitled to receive an annual salary of $800,000.  Mr. Del Nin is also entitled to earn a bonus of $200,000 for the year ending December 31, 2013 and thereafter an annual bonus pursuant to guidelines set forth in the Company’s management compensation policy, with the target amount he is entitled to earn for an annual bonus equal to 100% of his annual salary.  Pursuant to these guidelines, the Compensation Committee of the Board of Directors approves specific targets to be achieved in order for a bonus to be earned.  Under the MDN Agreement, Mr. Del Nin is also entitled to a grant of restricted stock units having a fair market value of $300,000, which grant shall occur on or prior to December 15, 2013, and a grant of restricted stock units having a fair market value of $400,000 in 2014, in each case in accordance with the Company’s Amended and Restated Stock Incentive Plan.  The MDN Agreement supersedes and replaces the letter agreement between Mr. Del Nin and the Company dated September 15, 2013.

On November 11, 2013, Mr. Christoph Mainusch, the Company’s co-Chief Executive Officer, entered into an employment agreement with the Company’s wholly owned subsidiary CME Media Services Limited (the “CM Agreement”).  Mr. Mainusch’s appointment as the Company’s co-Chief Executive Officer was previously reported in the Current Report on Form 8-K filed by the Company on September 16, 2013.  Pursuant to the CM Agreement, Mr. Mainusch is entitled to receive an annual salary of $800,000.  Mr. Mainusch is also entitled to earn a bonus of $200,000 for the year ending December 31, 2013 and thereafter an annual bonus pursuant to guidelines set forth in the Company’s management compensation policy, with the target amount he is entitled to earn for an annual bonus equal to 100% of his annual salary.  Pursuant to these guidelines, the Compensation Committee of the Board of Directors approves specific targets to be achieved in order for a bonus to be earned.  Under the CM Agreement, Mr. Mainusch is also entitled to a grant of restricted stock units having a fair market value of $300,000, which grant shall occur on or prior to December 15, 2013, and a grant of restricted stock units having a fair market value of $400,000 in 2014, in each case in accordance with the Company’s Amended and Restated Stock Incentive Plan.   The CM Agreement supersedes and replaces the letter agreement between Mr. Mainusch and the Company dated September 15, 2013.

The foregoing summaries of the MDN Agreement and the CM Agreement are qualified in their entirety by reference to (i) the MDN Agreement, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference, and (ii) the CM Agreement, a copy of which is attached hereto as Exhibit 10.02 and is incorporated herein by reference.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit Number

10.01	Contract of Employment between CME Media Services Limited and Michael Del Nin, dated November 11, 2013.
10.02	Contract of Employment between CME Media Services Limited and Christoph Mainusch, dated November 11, 2013.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, we have duly caused this report to be signed on our behalf by the undersigned thereunto duly authorized.

CENTRAL EUROPEAN MEDIA ENTERPRISES LTD.

Date: November 15, 2013	/s/ David Sturgeon
David Sturgeon Acting Chief Financial Officer